UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2014

Aceto Corporation
(Exact Name of Registrant as Specified in its Charter)

New York
(State or Other Jurisdiction of Incorporation)

000-04217	11-1720520
(Commission File Number)	(IRS Employer Identification Number)

4 Tri Harbor Court, Port Washington, New York, 11050
(Address of Principal Executive Offices)

(516) 627-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On March 26, 2014, Aceto Corporation (“Aceto”) and Rising Pharmaceuticals, Inc., a Delaware corporation and wholly owned subsidiary of Aceto (“Rising”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with PACK Pharmaceuticals, LLC, an Arizona limited liability company (“PACK”), the Aschenbrand and O’Brien Family Trust, dated March 2001, Bryan Aschenbrand – Trustee, Dushyant Chipalkatty, Chris Dungan (each a “Seller” and collectively, the “Sellers”) and Chris Dungan, solely in his capacity as the representative of the Sellers (“Agent”), whereby Rising will purchase 100% of the issued and outstanding membership interests of PACK (the “Purchased Units”). PACK’s headquarters is in Buffalo Grove, Illinois, a suburb of Chicago.

The purchase price for the Purchased Units will be $80,000,000 (the “Initial Cash Consideration”), subject to positive or negative adjustment for, among other things, working capital, based on the extent to which working capital is above $5.2 million or below $4.5 million, respectively.  The Initial Cash Consideration is subject to reduction for outstanding indebtedness of PACK at the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement (the “Transaction”), as well as the Sellers’ transaction expenses.  In addition to the Initial Cash Consideration, each Seller will be issued such Seller’s pro rata share of an aggregate of 259,814 shares of Aceto’s common stock, par value $0.01 per share (the “Aceto Stock Consideration”).  Each of the Sellers will enter into a Lock-Up Agreement with Aceto, whereby the shares issued as the Aceto Stock Consideration will be restricted from transfer from the Closing until the third anniversary of the Closing.  However, upon the occurrence of an Aceto, Rising, PACK or material U.S. pharmaceutical affiliate change in control event, all transfer restrictions on the shares issued as the Aceto Stock Consideration will terminate.

The Purchase Agreement also provides for a cash earn-out payment (the “Earn-Out Payment”) to the Sellers of up to a maximum aggregate amount of $15,000,000.  The Earn-Out Payment may be earned by the Sellers over a three year period (the “Earn-Out Period”) commencing on the first day of the first calendar month after the Closing (the “Earn-Out Commencement Date”) and ending on the third anniversary of the Earn-Out Commencement Date.  The Earn-Out Payment will be calculated at each of three interim measurement periods, which will be the 12 month periods ending on the first, second and third anniversaries of the Earn-Out Commencement Date.

Pursuant to the escrow agreement (the “Escrow Agreement”) to be entered into between the parties at Closing, Rising will deposit $400,000 out of the Initial Cash Consideration (the “Working Capital Escrow Amount”), which will be used to fund any working capital shortfall determined in accordance with the working capital adjustment procedures set forth in the Purchase Agreement.  If there is no working capital shortfall, the Working Capital Escrow Amount will be released to the Sellers within five business days following the final determination of the working capital amount in accordance with the terms of the Escrow Agreement.  Rising will also deposit $6,500,000 out of the Initial Cash Consideration (the “General Escrow Amount”), which will be available to fund the Sellers’ indemnity obligations under the Purchase Agreement.  The General Escrow Amount (less any amounts paid for settled indemnity claims or reserved for pending claims) will be released on the eighteenth month anniversary of the Closing.

The respective boards of directors of Aceto, Rising and PACK, have approved the Purchase Agreement. In addition, PACK has obtained the requisite member approval for the transactions contemplated by the Purchase Agreement. The Purchase Agreement contains customary representations, warranties and covenants of each of the parties, including without limitation, indemnification covenants of the parties for, among other things, breaches of representations, warranties and covenants.  The consummation of the Transaction is subject to a limited due diligence condition, and customary closing conditions, including, without limitation, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, entry into employment agreements with each of Bryan Aschenbrand and Chris Dungan, the entry into a consulting agreement with Dushyant Chipalkatty, and the entry into a non-compete agreement with each Seller.  The Closing will take place no later than three business days after the satisfaction or waiver by the parties of each of the closing conditions, which is expected to occur in the second half of April.

The Purchase Agreement may be terminated by either Aceto or any Seller if the Closing has not occurred on or before May 9, 2014.  In addition, Aceto or any Seller may terminate the Purchase Agreement if the parties agree by mutual consent prior to the Closing, or if any order or law becomes effective restraining, enjoining or otherwise prohibiting the consummation of the Transaction.  In addition, Aceto may terminate the Purchase Agreement if any Seller or PACK has materially breached or failed to comply with its warranties, representations or obligations such that the closing conditions set forth in the Purchase Agreement would not reasonably be expected to be satisfied.  With the consent of each Seller, the Sellers may terminate the Purchase Agreement if Aceto or the Company has materially breached or failed to comply with its warranties, representations or obligations such that the closing conditions set forth in the Purchase Agreement would not reasonably be expected to be satisfied.

Commitment Letter

On March 26, 2014, and in connection with entering into the Purchase Agreement, Aceto entered into a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPMCB”) and Wells Fargo Bank, National Association (“WFB” and, collectively with JPMCB, the “Commitment Lenders”). Aceto has requested that the Commitment Lenders agree to structure, arrange and syndicate senior secured credit facilities to include (a) a revolving credit facility in an aggregate principal amount of $60,000,000 (the “Revolving Credit Facility”) and (b) an amortizing term loan facility in an initial aggregate principal amount of $70,000,000 (the “Term Loan Facility” together with the Revolving Credit Facility, the “Facilities”). It is anticipated that the proceeds of the Term Loan Facility and a portion of the proceeds of the Revolving Credit Facility will be used to fund the Initial Cash Consideration.  The Commitment Letter and the Commitment Lenders obligations thereunder are subject to customary conditions.  WFB will act as the sole and exclusive syndication agent for the Facilities and JPMCB will act as the sole and exclusive administrative agent for the Facilities.

The foregoing is a summary of the material terms of the Purchase Agreement and the Commitment Letter and the transactions contemplated thereby.  Investors are encouraged to review the entire text of the Purchase Agreement and Commitment Letter, copies of which are filed as Exhibits 2.1 and 10.1, respectively, to this Report and are incorporated herein by reference.

On March 27, 2014, Aceto issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1
Membership Interest Purchase Agreement, dated March 26, 2014, by and among PACK Pharmaceuticals, LLC, the Aschenbrand and O’Brien Family Trust, dated March 2001, Bryan Aschenbrand – Trustee, Dushyant Chipalkatty, Chris Dungan, Aceto Corporation, Rising Pharmaceuticals, Inc., and Chris Dungan, solely in his capacity as the representative of the Sellers.*

Exhibit 2.2	Form of Lock-Up Agreement.

Exhibit 10.1	Commitment Letter, dated March 26, 2014, by and among, Aceto Corporation and the Lead Arrangers and Commitment Lenders named therein.

Exhibit 99.1	Press Release, dated March 27, 2014.

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION
(Registrant)

Dated: March 28, 2014	By: /s/ Salvatore Guccione
Salvatore Guccione
President and CEO

EXHIBIT INDEX

Exhibit 2.1
Membership Interest Purchase Agreement, dated March 26, 2014, by and among PACK Pharmaceuticals, LLC, the Aschenbrand and O’Brien Family Trust, dated March 2001, Bryan Aschenbrand – Trustee, Dushyant Chipalkatty, Chris Dungan, Aceto Corporation, Rising Pharmaceuticals, Inc., and Chris Dungan, solely in his capacity as the representative of the Sellers.*

Exhibit 2.2	Form of Lock-Up Agreement.

Exhibit 10.1	Commitment Letter, dated March 26, 2014, by and among, Aceto Corporation and the Lead Arrangers and Commitment Lenders named therein.

Exhibit 99.1	Press Release, dated March 27, 2014.

*  The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.